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                                                              EXHIBIT 10.1



                       AMEDNMENT NO. 1 TO EMPLOYMENT AGREEMENT

    THIS AMENDMENT NO. 1 (the "Amendment"), dated as of this 5th day of December, 1997, to that certain Employment Agreement, dated as of February 3, 1997 (the "Agreement"), by and between U.S. Office Products Company, a Delaware corporation (the "Company"), and Thomas I. Morgan ("Employee").

                                       RECITALS

    The Company and Employee desire to amend certain of the terms of the Agreement.

    NOW, THEREFORE, in consideration of the mutual promises, terms, covenants, and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                      AGREEMENTS

    1. The first two sentences of Section 1 of the Agreement are hereby amended and restated to read in their entirety as follows:

    "The Company hereby employs Employee to perform the duties described herein, and Employee hereby accepts employment with the Company for a term beginning on the date first written above (the "Commencement Date") and continuing through October 31, 2000. The term of this Agreement shall be extended automatically beyond the initial 45-month period for additional, successive one-year terms, unless the Company notifies Employee no less than six months prior to the end of the initial period or any renewal period, as applicable, that it does not intend to extend the term for an additional period at the end of the then-effective term."

    2. The first three sentences of Section 2 of the Agreement are hereby amended and restated to read in their entirety as follows:

    "The Company hereby employs Employee as its President and Chief Executive Officer. Employee shall have such responsibilities, duties, and authority as are accorded to the offices of president and chief executive officer and as are otherwise assigned to him by the Company's Board of Directors (the "Board"). Employee shall report directly to the Board."

    3. Effective as of November 1, 1997, Employee's base salary shall be increased to $600,000 per year, and Section 3(a) of the Agreement shall be deemed to be amended accordingly to reflect this change. In addition, the following shall be added to the end of Section 3(a) of the Agreement:

    "This annual base salary shall remain in effect through the end of the Company's 1999 fiscal year. Employee's base salary shall be subject to adjustment thereafter,


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    for subsequent periods during the Term, based upon the review, and in the discretion, of the Compensation Committee of the Board."

    4. The last sentence of Section 3(b) of the Agreement is hereby deleted, and the following is added to such Section 3(b):

    "Notwithstanding the foregoing, Employee shall receive incentive bonus compensation of no less than the following amounts, payable in accordance with the following terms: (i) the amount of $112,500, payable on or about February 1, 1998, unless the Company and Employee shall agree to a different payment date; (ii) for the period November 1, 1997 through April 25, 1998, the amount of $75,000, payable at the time that the Company distributes fiscal year end bonuses to its officers for the 1998 fiscal year (approximately June 1998); (iii) for the period April 26, 1998 through April 24, 1999, the amount of $150,000, payable at the time that the Company distributes fiscal year end bonuses to its officers for the 1999 fiscal year (approximately June 1999); and (iv) for the period April 25, 1999 through April 29, 2000, the amount of $75,000, payable either at the time that the Company distributes fiscal year end bonuses to its officers for the 2000 fiscal year (approximately June 2000), or, at Employee's option, at any earlier time after November 1, 1999."

    5. Except as expressly modified or amended by the terms of this Amendment, the original terms and conditions of the Agreement shall continue in full force and effect, and the parties hereby confirm the continuing validity and applicability of the Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                   U.S. OFFICE PRODUCTS COMPANY



                   By:  /s/ Mark D. Director
                        ------------------------------
                        Mark D. Director
                        Chief Administrative Officer and General Counsel



EMPLOYEE:


/s/ Thomas I. Morgan
---------------------------